For the semi-annual period ended June 30, 2006.
File number 811-02992
Dryden National Municipals Fund, Inc.


SUB-ITEM 77D
Policies With Respect to Security Investment

Jennison 20/20 Focus
Fund
Jennison Blend Fund,
Inc.
Jennison Natural
Resources Fund, Inc.
Jennison Small
Company Fund, Inc.
Jennison U.S.
Emerging Growth
Fund, Inc.
Jennison Value Fund
Dryden California
Municipal Fund
Dryden Global Total
Return Fund, Inc.
Dryden Government
Income Fund, Inc.
Dryden Government
Securities Trust
Dryden High Yield
Fund, Inc.
Dryden Index Series
Fund, Inc.
Dryden Municipal
Bond Fund
Dryden Municipal
Series Fund
Dryden National
Municipals Fund, Inc.
Dryden Short-Term
Bond Fund, Inc.
Dryden Small Cap
Core Equity Fund, Inc.
Dryden Tax-Free
Money Fund
Dryden Tax-Managed
Funds
Dryden Total Return
Bond Fund, Inc.
MoneyMart Assets,
Inc.
Prudential Investment
Portfolios, Inc.
Prudential World
Fund, Inc.
Nicholas-Applegate
Fund, Inc.
Strategic Partners
Asset Allocation Funds,
Inc.
Strategic Partners
Mutual Funds, Inc.
Strategic Partners
Opportunity Funds
Strategic Partners Real
Estate Fund, and
Strategic Partners Style
Specific Funds, Inc.

Supplement dated May 24, 2006 to the Statement of Additional
Information

This supplement amends the Statement of Additional Information
("SAI") of each of the funds referenced below and is in addition to any existing supplement to a Fund's SAI.

JennisonDryden Mutual Funds
Jenniso
n 20/20
Focus
Fund
Jenniso
n
Blend
Fund
Jenniso
n
Conser
vative
Growth
Fund
Jenniso
n
Equity
Opport
unity
Fund
Jenniso
n
Financi
al
Service
s Fund
Jenniso
n
Global
Growth
Fund
Jenniso
n
Growth
Fund
Jenniso
n
Health
Scienc
es
Fund
Jenniso
n
Natural
Resour
ces
Fund
Jenniso
n
Select
Growth
Portfoli
o
Jenniso
n
Small
Compa
ny
Fund
Jenniso
n
Techno
logy
Fund
Jenniso
n U.S.
Emergi
ng
Growth
Fund
Jenniso
n
Utility
Fund
Jenniso
n
Value
Fund
Jenniso
nDryde
n
Conser
vative
Allocat
ion
Fund
Jenniso
nDryde
n
Growth
Allocat
ion
Fund
Jenniso
nDryde
n
Moder
ate
Allocat
ion
Fund
Dryden
Active
Allocat
ion
Fund
Dryden
Global
Total
Return
Fund
Dryden
Govern
ment
Income
Fund
Dryden High
Yield Fund
Dryden
International
Equity Fund
Dryden Large
Cap Core Equity
Fund
Dryden National
Municipals Fund
California
Income Series
California Series
Florida Series
New Jersey
Series
New York Series
Pennsylvania
Series
Dryden Short-
Term Corporate
Bond Fund
Dryden Small
Cap Core Equity
Fund
Dryden Stock
Index Fund
Dryden Strategic
Value Fund
Dryden Tax-Free
Money Fund
Dryden Total
Return Bond
Fund
Dryden Ultra
Short Bond Fund
High Income
Series
Insured Series
Money Market
Series
MoneyMart
Assets
Strategic Partners Mutual Funds
Strateg
ic
Partner
s
Balanc
ed
Fund
Strateg
ic
Partner
s
Capital
Growth
Fund
Strateg
ic
Partner
s
Concen
trated
Growth
Fund
Strateg
ic
Partner
s
Conser
vative
Allocat
ion
Fund
Strateg
ic
Partner
s Core
Value
Fund
Strateg
ic
Partner
s
Equity
Income
Fund
Strateg
ic
Partner
s
Growth
Allocat
ion
Fund
Strateg
ic
Partner
s High
Yield
Bond
Fund
Strateg
ic
Partner
s
Interna
tional
Growth
Fund
Strateg
ic
Partner
s
Interna
tional
Value
Fund
Strateg
ic
Partner
s Large
Cap
Value
Strategic Partners
Managed OTC
Fund
Strategic Partners
Mid Cap Growth
Fund
Strategic Partners
Mid Cap Value
Fund
Strategic Partners
Moderate
Allocation Fund
Strategic Partners
Money Market
Fund
Strategic Partners
New Era Growth
Strategic Partners
Real Estate Fund
Strategic Partners
Small Cap
Growth Fund
Strategic Partners
Small Cap Value
Strategic Partners
Technology Fund
Strategic Partners
Total Return
Bond


Nichol
as-
Appleg
ate
Growth
Equity
Fund




1. The section captioned "Purchase, Redemption and Pricing of Fund Shares - Involuntary Redemption" is deleted and replaced with the following:

Involuntary Redemption . Beginning on or about November
10, 2006, if the value of your account is less than $500 for any reason, we may sell the rest of your shares (without charging any CDSC) and close your account. The involuntary sale provisions do not apply to: (i) an IRA or other qualified or tax-deferred retirement plan or account, (ii) Automatic Investment Plan ("AIP") accounts, employee savings plan accounts or payroll deduction plan accounts, (iii) accounts with the same registration associated with multiple share classes within the Fund, or (iv) clients with assets more than $50,000 across the Strategic Partners and JennisonDryden families of mutual funds. "Client" for this purpose has the same definition as for purposes of Rights of Accumulation, i.e., an investor and an eligible group of related investors. For more information, see "Reducing or Waiving Class A's Initial Sales Charge" in the Prospectus.

2. A new section captioned "Small Balance Account Fee" is added immediately following "Purchase, Redemption and Pricing of Fund Shares - Involuntary Redemption":

Small Balance Account Fee. In order to offset the disproportionate effect (in basis points) of expenses associated with servicing small balance accounts, beginning on or about November 17, 2006, if the value of your account is less than $2,500, a $15 annual small balance account fee will be deducted from your account. Thereafter, beginning in 2007, the $15 annual small balance account fee will be assessed during the 4 th calendar quarter of each year. Any applicable CDSC on the shares redeemed to pay the $15 small balance account fee will be waived. The $15 small balance account fee will not be charged on: (i) accounts during the first six months from inception of the account, (ii) omnibus accounts, (iii) institutional accounts, (iv) group retirement plans (including SIMPLE IRA plans, profit-sharing plans, money purchase pension plans, Keogh plans, defined compensation plans, defined benefit plans and 401(k) plans), (v) Automatic Investment Plan ("AIP") accounts or employee savings plan accounts, (vi) accounts with the same registration associated with multiple share classes within the Fund, or (vii) clients with assets more than $50,000 across the Strategic Partners and JennisonDryden families of mutual funds. "Client" for this purpose has the same definition as for purposes of Rights of Accumulation, i.e., an investor and an eligible group of related investors. For more information, see "Reducing or Waiving
Class A's Initial Sales Charge" in the Prospectus.

3. The first and second sentences of the first paragraph under "Purchase, Redemption and Pricing of Fund Shares-Contingent
Deferred Sales Charge (CDSC)" is deleted and replaced with the following:

Contingent Deferred Sales Charge (CDSC). Investors who purchase $1 million or more of Class A shares and sell these shares within 12 months of purchase are subject to a 1%
CDSC. The Class A CDSC is waived (i) for certain retirement and/or benefit plans, or (ii) if you purchase Class Z shares (see "Qualifying for Class Z Shares" in the Prospectus) within 5 days of redemption of your Class A shares that you had purchased directly through the Fund's transfer agent, we will credit your account with the appropriate number of shares to reflect any CDSC you paid on the reinvested portion of your redemption proceeds.

4. The paragraph captioned "Purchase, Redemption and Pricing of
Fund Shares-Waiver of CDSC - Class A Shares" deleted and replaced with the following:

Waiver of CDSC - Class A Shares . Investors who purchase $1 million or more of Class A shares and sell these shares within 12 months of purchase are subject to a CDSC of 1%. The
Class A CDSC is waived (i) for certain retirement and/or benefit plans, or (ii) if you purchase Class Z shares (see "Qualifying for Class Z Shares" in the Prospectus) within 5 days of redemption of your Class A shares that you had purchased directly through the Fund's transfer agent, we will credit your account with the appropriate number of shares to reflect any CDSC you paid on the reinvested portion of your redemption proceeds.

5. The last paragraph under "Purchase, Redemption and Pricing of Fund Shares - Waiver of CDSC - Class B Shares" is deleted and replaced with the following:

Finally, the CDSC will be waived to the extent you exchange shares your shares for shares of other JennisonDryden or Strategic Partners mutual funds, The Guaranteed Investment
Account, the Guaranteed Insulated Separate Account or units of The Stable Value Fund. See "Shareholder Services -
Exchange Privilege," below, for more information regarding the Exchange Privilege.

6. The first paragraph under "Shareholder Services" is deleted and replaced with the following:

Upon the initial purchase of Fund shares, a Shareholder
Investment Account is established for each investor under which a record of the shares is maintained by the Transfer
Agent. Effective on or about November 17, 2006, share certificates will no longer be issued for shares of the Fund.
Prior to that date: (i) if a stock certificate is desired it must be requested in writing for each transaction, (ii) there is no charge to the investor for issuance of a certificate, and (iii) certificates are issued only for full shares and may be re-deposited in the Shareholder Investment Account at any time. The Fund makes available to its shareholders the following privileges and plans.

LR0045